UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2020 (October 15, 2020)

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of Registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1044 Northern Boulevard, Suite 305

Roslyn, New York 11576-1514

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SINO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 15, 2020, Sino-Global Shipping America, Ltd. (the “Company”) received from the Nasdaq OMX Group (“Nasdaq”) a letter (the “Nasdaq Letter”) indicating that it is not in compliance with Nasdaq Marketplace Rule 5550(b)(1), which requires companies listed on the Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. On its annual report for the period ended June 30, 2020, the Company reported stockholders’ equity of negative $357,900 and, as a result, does not currently satisfy Nasdaq Marketplace Rule 5550(b)(1).

Nasdaq’s letter provides the Company 45 calendar days, or until November 30, 2020, to submit a plan to regain compliance. If the plan is accepted, the Company can be granted up to 180 calendar days from October 15, 2020 to evidence compliance. There can be no guarantee that the Company will be able to regain compliance with the continued listing requirement of Nasdaq Marketplace Rule 5550(b)(1) or that its plan will be accepted by Nasdaq.

The Company is currently evaluating its available options to resolve the deficiency and regain compliance with the Nasdaq minimum stockholder equity requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO-GLOBAL SHIPPING AMERICA, LTD.

Date: October 19, 2020	By:	/s/ Lei Cao
	Name:	Lei Cao
	Title:	Chief Executive Officer

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